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                                  EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of EPL Technologies, Inc. on Forms S-3 (Nos. 333-42185 and 333-09719) and on Forms S-8 (Nos. 333-4306, 333-9795 and 333-4207) of our report March 30, 1999 appearing in the Annual Report on Form 10-K of EPL Technologies, Inc. for the year ended December 31, 1998.


Deloitte & Touche LLP
Philadelphia, PA
March 31, 1999